UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

March 12, 2009

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-19731 (Commission File Number)	94-3047598 (I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2009, Gilead Sciences, Inc., a Delaware corporation (“Gilead”), Apex Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Gilead (“Acquisition Sub”), and CV Therapeutics, Inc., a Delaware corporation (“CV Therapeutics”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) which contemplates the acquisition by Gilead, through Acquisition Sub, of all of the outstanding common stock of CV Therapeutics in a two-step transaction comprised of a cash tender offer for all of the issued and outstanding shares of CV Therapeutics common stock (the “Offer”), followed by a merger of Acquisition Sub with and into CV Therapeutics (the “Merger”). In the Offer, Gilead will pay $20.00 per share of CV Therapeutics common stock, net to the holder thereof in cash. In addition, upon the acquisition by Acquisition Sub of shares of CV Therapeutics common stock tendered in the Offer, all outstanding options to acquire CV Therapeutics common stock with an exercise price per share not greater than $41.00 will be converted into options to acquire Gilead common stock based on a formula set forth in the Merger Agreement, and certain other outstanding securities of CV Therapeutics will be assumed, cashed out or terminated as provided in the Merger Agreement.

The Merger Agreement provides that Acquisition Sub will commence the Offer as promptly as practicable after the date of the Merger Agreement and, subject to certain requirements, within five business days thereafter. The obligation of Acquisition Sub to accept for payment and pay for shares of CV Therapeutics common stock validly tendered in the Offer (and not withdrawn) is subject to a number of conditions set forth in the Merger Agreement, including, among other things, that (i) more than 50% of the shares of CV Therapeutics common stock (determined on a fully-diluted basis based on a formula set forth in the Merger Agreement) have been validly tendered (and not withdrawn), (ii) regulatory clearances have been obtained and (iii) other conditions set forth in Annex A to the Merger Agreement have been satisfied.

The Merger Agreement further provides that, following the consummation of the Offer (and if necessary, the adoption of the Merger Agreement by the holders of a majority of CV Therapeutics’ outstanding shares) and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Acquisition Sub will be merged with and into CV Therapeutics, and CV Therapeutics will become a wholly owned subsidiary of Gilead, and that upon consummation of the Merger, each then outstanding share of CV Therapeutics common stock held by persons other than Gilead and Acquisition Sub and stockholders of CV Therapeutics who have properly preserved their appraisal rights under applicable law will be converted into the right to receive $20.00 in cash.

The description of the Merger Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement referenced as Exhibit 2.1, which is incorporated by reference herein. The Merger Agreement contains representations and warranties CV Therapeutics, Gilead and Acquisition Sub made solely to each other as of specific dates. Those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by CV Therapeutics, Gilead and Acquisition Sub. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among CV Therapeutics, Gilead and Acquisition Sub rather than establishing matters as facts.

As inducement to Gilead to enter into the Merger Agreement, Louis G. Lange, MD, PhD, Chairman and Chief Executive Officer of CV Therapeutics, has entered into a Stockholder Agreement with Gilead pursuant to which he has agreed, in his capacity as a stockholder of CV Therapeutics, to tender all of his shares of CV Therapeutics common stock, as well as any additional shares of CV Therapeutics common stock which he may acquire (pursuant to CV Therapeutics stock options or otherwise), to Acquisition Sub in the Offer. Dr. Lange has agreed, pursuant to the terms of the Stockholder Agreement, and solely in his capacity as a stockholder of CV Therapeutics, to promptly (and, in any event, not later than five business days after commencement of the Offer) validly tender or cause to be tendered into the Offer, pursuant to and in accordance with the terms of the Offer, and to not withdraw or permit the withdrawal of (unless and until the Offer expires and without Acquisition Sub having accepted for payment any shares of CV Therapeutics common stock tendered in the Offer), all of his shares of CV Therapeutics common stock, including any additional shares of CV Therapeutics common stock which he may acquire. The description of the Stockholder Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the Stockholder Agreement referenced as Exhibit 2.2, which is incorporated by reference herein.

Item 8.01	Other Events.

On March 12, 2009, Gilead and CV Therapeutics issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

Additional Information and Where to Find It

The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of CV Therapeutics. CV Therapeutics stockholders are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares. Gilead will file tender offer materials with the U.S. Securities and Exchange Commission (“Commission”) and CV Therapeutics will file a Solicitation/Recommendation Statement with respect to the offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of CV Therapeutics at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the Commission’s web site at www.sec.gov. Free copies of the Offer to Purchase, the related Letter of Transmittal and certain other offering documents will be made available by Gilead by mail to Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, CA 94404, attention: Investor Relations.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Gilead and CV Therapeutics file annual, quarterly and special reports, proxy statements and other information with the Commission. Investors may read and copy any reports, statements or other information filed by Gilead or CV Therapeutics at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Gilead’s and CV Therapeutics’ filings with the Commission are also available to the public from commercial document retrieval services and at the website maintained by the Commission at http://www.sec.gov.

Interests of Certain Persons in the Offer and the Merger

Gilead will be, and certain other persons may be, soliciting CV Therapeutics stockholders to tender their shares into the tender offer. The directors and executive officers of Gilead and the directors and executive officers of CV Therapeutics may be deemed to be participants in Gilead’s solicitation of CV Therapeutics’ stockholders to tender their shares into the tender offer.

Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of Gilead and CV Therapeutics in the tender offer by reading the Offer to Purchase and certain other offer documents, as well as the Solicitation/Recommendation Statement, when they become available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 12, 2009, by and among Gilead Sciences, Inc., Apex Merger Sub, Inc. and CV Therapeutics, Inc.

2.2	Stockholder Agreement, dated as of March 12, 2009, by and between Gilead Sciences, Inc. and Louis G. Lange.

99.1*	Joint Press Release, issued by Gilead Sciences, Inc. and CV Therapeutics, Inc. on March 12, 2009.

*	Incorporated by reference from the Schedule TO-C filed by Gilead Sciences, Inc. with the Securities and Exchange Commission on March 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ John F. Milligan
John F. Milligan, Ph.D. President and Chief Operating Officer

Date: March 18, 2009

Index to Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 12, 2009, by and among Gilead Sciences, Inc., Apex Merger Sub, Inc. and CV Therapeutics, Inc.

2.2	Stockholder Agreement, dated as of March 12, 2009, by and between Gilead Sciences, Inc. and Louis G. Lange.

99.1*	Joint Press Release, issued by Gilead Sciences, Inc. and CV Therapeutics, Inc. on March 12, 2009.

*	Incorporated by reference from the Schedule TO-C filed by Gilead Sciences, Inc. with the Securities and Exchange Commission on March 12, 2009